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(EXHIBIT 99.C)

Forward Looking Statements

Statements in this report that are not strictly historical, including statements as to plans, objectives, and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the Company's actual results in the future to differ materially from expected results. These risks include, among others:

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competition within the office furniture and fireplace industries, including competition from imported products and competitive pricing;

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increases in the cost of raw materials, including steel, which is the Company's largest raw material category;

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increases in the cost of health care benefits provided by the Company;

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reduced demand for the Company's storage products caused by changes in office technology; including the change from paper record storage to electronic record storage;

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the effects of economic conditions, on demand for office furniture, customer insolvencies and related bad debts and claims against the Company that it received preferential payments;

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changes in demand and order patterns from the Company's customers, particularly its top ten customers, which represented approximately 36% of net sales in 2003;

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issues associated with acquisitions and integration of acquisitions;

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the ability of the Company to realize cost savings and productivity improvements from its cost containment and business simplification initiatives;

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the ability of the Company to realize financial benefits from investments in new products;

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the ability of the Company's distributors and dealers to successfully market and sell the Company's products;

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the availability and cost of capital to finance planned growth; and

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other risks, uncertainties, and factors described from time to time in the Company's filings with the Securities and Exchange Commission.

We caution the reader that the above list of factors may not be exhaustive. The Company does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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  (EXHIBIT 99.C)